UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

SEATTLE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-32405	91-1874389
(Commission File Number)	(IRS Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (425) 527-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 27, 2009, the Company entered into an underwriting agreement with UBS Securities LLC related to the public offering of 5,740,000 shares of the Company’s common stock, par value $0.001 per share. The price to the public in this offering is $9.72 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the underwriting agreement at a price of $9.20 per share. The underwriting agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference, and the description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. The public offering of the shares of common stock will be made by means of a prospectus supplement and accompanying prospectus, copies of which can be obtained from UBS Securities LLC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Underwriting Agreement, dated January 27, 2009, between the Company and UBS Securities LLC

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Dated: January 28, 2009	By:	/s/ CLAY B. SIEGALL
Clay B. Siegall
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated January 27, 2009, between the Company and UBS Securities LLC

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)